EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Barnes Group Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PATRICK J. DEMPSEY	/s/ CHRISTOPHER J. STEPHENS, JR.
Patrick J. Dempsey President and Chief Executive Officer	Christopher J. Stephens, Jr. Chief Financial Officer
October 28, 2016	October 28, 2016

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in the typed form within the electronic version of this written statement required by Section 906, has been provided to Barnes Group Inc. and will be retained by Barnes Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.